Exhibit 9.3
APPOINTMENT OF TRUSTEE
     The undersigned, being the Corporation, the Trustee and the Stockholders of the Voting Trust Agreement, dated January 30, 2004 (the “Voting Trust”), by and among Global Energy Group, Inc., a Delaware corporation (the “Corporation”), Global Energy Acquisition Group, L.L.C., an Oklahoma limited liability company (“GEAG”), Quest Capital Alliance, L.L.C., a Missouri limited liability company (“Quest”), Robert J. Smith, an individual (“Smith”), Joseph H. Richardson, an individual (“Richardson”), and Peter E. Toomey, an individual (“Toomey”) (Quest, Smith Richardson and Toomey are collectively referred to as “Stockholders”), hereby take the following action:
     WHEREAS, contemporaneously herewith, the Corporation has entered into a Securities Purchase Agreement, dated effective July 1, 2005 (the “Agreement”), for the acquisition of Global Energy Distribution Group, L.L.C., a Texas limited liability company (the “Acquisition”) by and among the Corporation, CND, L.L.C., an Oklahoma limited liability company (“CND”), Recap Group, L.L.C, a Texas limited liability company (“Recap”), Cazatur Group, L.L.C., a Texas limited liability company (“Cazatur”), Allen Wheeler, and individual (“Wheeler”), Smith and Quest (CND, Recap, Cazatur, Wheeler, Smith and Quest are collectively, the “GEDG Members”);
     WHEREAS, a condition subsequent to the Acquisition is that CND, be appointed as Trustee of the Voting Trust;
     WHEREAS, Article 5.1 of the Voting Trust requires that any amendment, alteration, or modification of the Voting Trust be by written instrument and signed by the Corporation, Trustee, and Stockholders;
     WHEREAS, the Trustee has tendered its resignation to be effective as of the Closing (as defined in the Agreement);
     NOW THEREFORE, the Corporation, Trustee and Stockholders hereby agree as follows:
     1. CND is appointed as Trustee of the Voting Trust effective as of the Closing of the Agreement.
     2. This appointment shall be null and void if the Closing is not effected on or before August 31, 2005.

     IN WITNESS WHEREOF, the Corporation, Trustee and Stockholders have each duly executed this appointment effective July 1, 2005.

GLOBAL ENERGY GROUP, INC., a Delaware corporation
By:	/s/ John R. Bailey
John R. Bailey, President

(the “Corporation”) QUEST CAPITAL ALLIANCE, L.L.C., a Missouri limited liability company
By:	/s/ Steven Fox
Steven Fox, Manager

(“Quest”)
/s/ Robert J. Smith
ROBERT J. SMITH, Individually
("Smith")

/s/ Joseph H. Richardson
JOSEPH H. RICHARDSON, Individually
("Richardson")

/s/ Peter E. Toomey
PETER E. TOOMEY, Individually
("Toomey")

GLOBAL ENERGY ACQUISITION GROUP, L.L.C., an Oklahoma limited liability company
By:	/s/ David Webb
David Webb, Manager

(“GEAG”)

CONSENT TO APPOINTMENT
The undersigned hereby agrees to serve as Trustee of the Voting Trust in accordance with the terms and conditions thereof.
CND, L.L.C., an Oklahoma limited liability
company

By:	/s/ Jim Majewski

Jim Majewski, Manager

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